UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)April 20, 2012

AMERITRANS CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00193	52-2102424
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Jericho Quadrangle Jericho, New York		11753
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 355-2449

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01	Other Events.

SBA Debentures

On April 20, 2012, Elk Associates Funding Corporation ("Elk"), a wholly owned subsidiary of Ameritrans Capital Corporation (the “Company”), received, through counsel, a letter from the U.S. Small Business Administration ("SBA") acknowledging that, "by no fault of Elk", interest and annual charge payments totaling $512,538.31 initially due on March 1, 2012 under Elk's indebtedness to the SBA had not been received.

Elk had historically made all scheduled bi-annual payments under its SBA-guaranteed debentures through a dedicated cash sweep arrangement with The Bank of New York as trustee under the debentures (the "Trustee").   Further, with respect to the March 1, 2012 payment, Elk properly tendered the funds and they remain on deposit in the account designated by SBA.  As previously reported, on February 22, 2012, the SBA transferred Elk to the SBA's Office of Liquidation. The SBA did so without informing Elk at the time, and, in the Company's view in error as the transfer was effected prior to Elk’s receiving the applicable fifteen day notice and opportunity to cure required under SBA regulations. In view of the SBA's transferring Elk to the Office of Liquidation, on February 23, 2012 SBA informed the Trustee that SBA was repurchasing the debentures in full from the holders of the debentures and instructed the Trustee to stop all future debit collections with respect to those debentures. However, the SBA failed to notify Elk of the transfer to the Office of Liquidation until March 6, 2012 and made no provision for the payment of amounts due March 1, 2012 under the debentures.

Elk is assessing its obligations under the debentures including the timing of any obligations it may have to make payments in respect of the March 1, 2012 bi-annual payment date that had not been collected by the SBA due to SBA's own internal failures and not due to any breach by Elk of its obligations under the debentures.

Lawsuit Against the SBA

As previously disclosed, on March 20, 2012, Elk filed a lawsuit against the SBA and its Administrator in the United States District Court for the District of Columbia (the “District Court”) (Case No. 1200438 CKK), seeking temporary, preliminary, and permanent injunctive relief; declaratory relief; and damages.  The injunctive relief sought by ELK includes: (i) setting aside the SBA’s decision to transfer Elk to the SBA’s Office of Liquidation, (ii) requiring the SBA to provide Elk with a commercially reasonable amount of time to present a plan for curing Elk’s position of capital impairment and (iii) requiring the SBA to accept legitimate commitment letters from qualified investors in the Company as a cure to Elk’s position of capital impairment, so long as those letters guaranty that funds identified in the commitment letters are transferred by the Company to Elk.  Elk’s lawsuit also seeks monetary damages in an amount to be determined at trial.  On April 24, 2012, the District Court denied Elk’s motion for a preliminary injunction and ordered the SBA to file a response to Elk’s lawsuit no later than June 4, 2012.

As previously disclosed, the SBA had previously represented that it would suspend liquidation activities involving ElK and refrain from taking any action to revoke ElK's license until April 25, 2012. Accordingly, subject to its previous agreement to suspend liquidation activities until April 25, 2012, the SBA is no longer required to suspend liquidation activities with respect to Elk.

The Company continues to explore all options available with respect to Elk.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERITRANS CAPITAL CORPORATION

Date: April 24, 2012	By:	/s/ Michael Feinsod
	Name:	Michael Feinsod
	Title:	Chief Executive Officer and President